UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2006

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 20, 2006, Halliburton Company entered into a master separation agreement with KBR, Inc. and a tax sharing agreement with KBR in connection with KBR’s initial public offering of its common stock, which offering closed on November 21, 2006. The master separation agreement provides for the separation of KBR’s assets and businesses from those of Halliburton and also contains agreements relating to the conduct of KBR’s initial public offering and future transactions, and governs the relationship between Halliburton and KBR subsequent to the separation and KBR’s initial public offering. These agreements will continue in accordance with their terms after any distribution by Halliburton of KBR’s common stock to its stockholders. Summaries of the master separation agreement and the tax sharing agreement are set forth below, and these agreements are filed as exhibits to this current report. Halliburton is the majority stockholder of KBR, owning approximately 81% of KBR’s outstanding common stock following the completion of KBR’s initial public offering. References herein to “Halliburton” mean Halliburton Company or Halliburton Company and its subsidiaries, excluding KBR, as applicable. References herein to “KBR” mean KBR, Inc. or KBR, Inc. and its subsidiaries, as applicable.

Master Separation Agreement

Potential Future Transactions

Concurrent with the execution and delivery of the master separation agreement, KBR entered into a registration rights agreement with Halliburton pursuant to which KBR granted to Halliburton certain registration rights for the registration and sale of shares of KBR’s common stock Halliburton owns following completion of KBR’s initial public offering. KBR also agreed in the registration rights agreement to cooperate with registrations and related offerings of Halliburton’s and certain of its transferees’ shares.

In addition to KBR’s agreements with Halliburton contained in the registration rights agreement, KBR has agreed in the master separation agreement that KBR and KBR’s affiliates, at KBR’s expense, will use reasonable best efforts to assist Halliburton in the transfer (whether in a public or private sale, exchange or other transaction) of all or any portion of its KBR common stock and to vest in the transferee all related rights and obligations that Halliburton assigns to it under the master separation agreement or any ancillary agreement.

Furthermore, KBR has agreed to cooperate, at KBR’s expense, with Halliburton to accomplish a tax-free distribution by Halliburton to its stockholders of shares of KBR’s common stock, and KBR has agreed to promptly take any and all actions necessary or desirable to effect any such distribution, including, without limitation, entering into a distribution agreement in form and substance acceptable to Halliburton. A form of distribution agreement is attached to the master separation agreement and addresses, among other things, the elimination of any remaining intercompany arrangements between KBR and Halliburton and KBR’s cash management arrangement with Halliburton, the conditions to a distribution and the mechanics of the distribution. The terms and conditions of any distribution agreement will supplement the provisions of the master separation agreement. The distribution may occur through a dividend, exchange or other transaction. Halliburton will determine, in its sole discretion, whether such distribution shall occur, the date of the distribution and the form, structure and all other terms of any transaction, exchange or offering to effect the distribution. A distribution may not occur at all. At any time prior to completion of the distribution, Halliburton may decide to abandon the distribution, or may modify or change the terms of the distribution, which could have the effect of accelerating or delaying the timing of the distribution.

Indemnification

General Indemnification and Mutual Release. The master separation agreement provides for cross-indemnities that generally place the financial responsibility on KBR and KBR’s subsidiaries for all liabilities associated with the current and historical KBR businesses and operations, and generally place on Halliburton and its subsidiaries (other than KBR) the financial responsibility for liabilities associated with all of Halliburton’s other current and historical businesses and operations, in each case regardless of the time those liabilities arise. The master separation agreement also contains indemnification provisions under which KBR and Halliburton each indemnify the other with respect to breaches of the master separation agreement or any ancillary agreement.

In addition to KBR’s general indemnification obligations described above relating to the current and historical KBR business and operations, KBR has agreed to indemnify Halliburton for liabilities under various outstanding and certain additional credit support instruments relating to KBR’s businesses and for liabilities under litigation matters related to KBR’s business. KBR has also agreed to indemnify Halliburton against liabilities arising from misstatements or omissions in the prospectus for KBR’s initial public offering or the registration statement of which it is a part, except for misstatements or omissions relating to information that Halliburton provided to KBR specifically for inclusion in the prospectus for KBR’s initial public offering or the registration statement of which it forms a part. KBR has also agreed to indemnify Halliburton for any misstatements or omissions in KBR’s subsequent SEC filings and for information KBR provides to Halliburton specifically for inclusion in Halliburton’s annual or quarterly reports following the completion of KBR’s initial public offering.

In addition to Halliburton’s general indemnification obligations described above relating to the current and historical Halliburton business and operations, Halliburton will indemnify KBR for liabilities under litigation matters related to Halliburton’s business and for liabilities arising from misstatements or omissions with respect to information that Halliburton provided to KBR specifically for inclusion in the prospectus for KBR’s initial public offering or the registration statement of which it forms a part.

For liabilities arising from events occurring on or before the separation of the companies at the time of KBR’s initial public offering, the master separation agreement contains a general release. Under this provision, KBR has released Halliburton and its subsidiaries, successors and assigns, and Halliburton has released KBR and KBR’s subsidiaries, successors and assigns, from any liabilities arising from events between KBR and/or KBR’s subsidiaries on the one hand, and Halliburton and/or its subsidiaries (other than KBR) on the other hand, occurring on or before the separation of the companies at the time of KBR’s initial public offering, including in connection with the activities to implement KBR’s separation from Halliburton, KBR’s initial public offering and any distribution of KBR’s shares by Halliburton to its stockholders. The general release does not apply to liabilities allocated between the parties under the master separation agreement or any ancillary agreement or to specified ongoing contractual arrangements.

FCPA Indemnification. Halliburton has been cooperating with the SEC and DOJ investigations and with other investigations in France, Nigeria and Switzerland into the Bonny Island project in Rivers State, Nigeria. KBR is also aware that the Serious Frauds Office in the United Kingdom is conducting an investigation relating to the activities of TSKJ. Halliburton’s Board of Directors has appointed a committee of independent directors to oversee and direct the FCPA investigations. Halliburton, acting through its committee of independent directors, will continue to oversee and direct the investigations after KBR’s initial public offering, and a special committee of KBR’s directors that are independent of Halliburton and KBR will monitor the continuing investigations directed by Halliburton.

Halliburton has agreed to indemnify KBR and any of KBR’s greater than 50%-owned subsidiaries as of the date of the master separation agreement for fines or other monetary penalties or direct monetary damages, including disgorgement, as a result of a claim made or assessed by a governmental authority of the United States, the United Kingdom, France, Nigeria, Switzerland or Algeria, or a settlement thereof, relating to alleged or actual violations occurring prior to the date of the master separation agreement of the FCPA or particular, analogous applicable foreign statutes and regulations identified in the master separation agreement by KBR or KBR’s current or former directors, officers, employees, agents, representatives or subsidiaries in connection with the construction and subsequent expansion by TSKJ of a natural gas liquefaction complex and related facilities at Bonny Island or in connection with any other project, whether located inside or outside of Nigeria, including without limitation the use of agents in connection with such projects, identified by a governmental authority of the United States, the United Kingdom, France, Nigeria, Switzerland or Algeria in connection with the current investigations in those jurisdictions. The Halliburton indemnity would not apply to any fines or other monetary penalties or direct monetary damages, including disgorgement, assessed by governmental authorities in jurisdictions other than the United States, the United Kingdom, France, Nigeria, Switzerland or Algeria, or a settlement thereof, or assessed against entities such as TSKJ or Brown & Root-Condor Spa in which KBR does not have an interest greater than 50%. With respect to any greater than 50%-owned subsidiary of KBR’s that is not directly or indirectly wholly owned, the Halliburton indemnity is limited to the proportionate share of any fines or other monetary penalties or direct monetary damages, including disgorgement, equal to KBR’s ownership interest in such subsidiary as of the date of the master separation agreement.

The Halliburton indemnity will not cover, and KBR will be responsible for, all other losses in connection with the FCPA investigations. These other losses could include, but are not limited to, KBR’s costs, losses or expenses relating to:

•	any monitor required by or agreed to with a governmental authority appointed to review future practices for compliance with FCPA law and any other actions required by governmental authorities;
•	third party claims against KBR, which would include any claims against KBR by persons other than governmental authorities;
•	special, indirect, derivative or consequential damages, which are typically damages other than actual damages, such as lost profits;
•
claims by directors, officers, employees, affiliates, advisors, attorneys, agents, debt holders or other interest holders or constituents of KBR and KBR’s subsidiaries in their capacity as such, including any indemnity claims by individuals and claims for breach of contract;

•	damage to KBR’s business or reputation;
•	adverse effect on KBR’s cash flow, assets, goodwill, results of operations, business, prospects, profits or business value, whether present or future;
•	threatened or actual suspension or debarment from bidding or continued activity under government contracts; and
•	alleged or actual adverse consequences in obtaining, continuing or terminating financing for current or future construction projects in which KBR is involved or for which KBR intend to submit bids.

With respect to third party claims, KBR understands that the government of Nigeria gave notice in 2004 to the magistrate overseeing the investigation in France of a civil claim as an injured party in that proceeding. KBR is not aware of any further developments with respect to this claim.

KBR has agreed with Halliburton that Halliburton in its sole discretion will continue to control the investigation, defense and/or settlement negotiations regarding the FCPA investigations to which Halliburton’s indemnification is applicable. KBR has the right to assume control of the investigation, defense and/or settlement negotiations regarding these FCPA investigations. However, in such case, Halliburton may terminate the indemnity with respect to FCPA fines, penalties and damages described above. Furthermore, Halliburton may terminate the indemnity if KBR refuses to agree to a settlement of these FCPA investigations negotiated and presented by Halliburton to KBR or if KBR enters into a settlement of these FCPA investigations without Halliburton’s consent. In addition, Halliburton may terminate the indemnity if KBR materially breaches KBR’s obligation to consistently implement and maintain, for five years following KBR’s separation from Halliburton, currently adopted business practices and standards relating to the use of foreign agents. KBR has agreed with Halliburton that no settlement by KBR of any claims relating to the FCPA investigations to which Halliburton’s indemnification is applicable effected without the prior written consent of Halliburton will be binding on Halliburton. KBR also has agreed with Halliburton that no settlement by Halliburton of any claims relating to these FCPA investigations that is effected without KBR’s prior written consent will be binding on KBR. Notwithstanding the foregoing, a minority-owned KBR subsidiary as of the date of the master separation agreement may control the investigation, defense and/or settlement of these FCPA investigations solely with respect to such subsidiary, and may agree to a settlement of claims relating to these FCPA investigations solely with respect to such subsidiary without the prior written consent of Halliburton, and any such control or agreement to a settlement shall not allow Halliburton to terminate its indemnity of KBR and KBR’s greater than 50%-owned subsidiaries with respect to FCPA fines, penalties and damages, including disgorgement, described above.

KBR has agreed, at all times during the term of the master separation agreement and whether or not KBR decides to assume control over the investigation, defense and/or settlement negotiations regarding the FCPA investigations to which the Halliburton indemnity applies, to assist, at Halliburton’s expense, with Halliburton’s full cooperation with any governmental authority in Halliburton’s investigation and defense of FCPA Matters. KBR’s ongoing obligation to cooperate with Halliburton’s defense will require KBR to, among other things, at Halliburton’s request:

•
make disclosures to Halliburton and governmental authorities regarding the activities of KBR, Halliburton and the current and former directors, officers, employees, agents, distributors and affiliates of KBR and Halliburton relating to these FCPA investigations;

•
make available documents, records or other tangible evidence and electronic data in KBR’s possession, custody or control relating to these FCPA investigations and to preserve, maintain and retain such evidence;

•
provide access to KBR’s documents and records in KBR’s possession, custody or control relating to these FCPA investigations and use reasonable best efforts to provide access to KBR’s documents and records in the custody or control of KBR’s current and former directors, officers, employees, agents, distributors, attorneys and affiliates;

•
use reasonable best efforts to make available any of KBR’s current and former directors, officers, employees, agents, distributors, attorneys and affiliates who may have been involved in the activities under investigation and whose cooperation is requested by Halliburton or any governmental authority; to recommend that such persons cooperate fully with these FCPA investigations or any prosecution of individuals or entities; and to take appropriate disciplinary action with respect to those persons who do not cooperate or cease to cooperate fully;

•	provide testimony and other information deemed necessary by Halliburton to authenticate information to be admitted into evidence in any criminal or other proceeding;
•
use reasonable best efforts to provide access to KBR’s outside accounting and legal consultants whose work includes or relates to these FCPA investigations and their records, reports and documents relating thereto; and

•
refrain from asserting a claim of attorney-client or work-product privilege as to certain documents related to these FCPA investigations or related to transactions or events underlying these FCPA investigations.

KBR has agreed to inform and disclose promptly to Halliburton any developments, communications or negotiations between KBR, on the one hand, and any governmental authority or third party, on the other hand, with respect to these FCPA investigations, except as prohibited by law or legal restraint. Halliburton may terminate its indemnification relating to FCPA Matters upon a material breach by KBR of KBR’s cooperation obligations.

Until such time, if ever, that KBR exercises its right to assume control over the investigation, defense and/or settlement of the FCPA investigations to which the Halliburton indemnity applies, Halliburton, at its sole expense, will bear all legal and non-legal fees, expenses and other costs incurred on behalf of Halliburton and KBR in the investigation, defense and/or settlement of these matters (other than indemnification and advancement of expenses for KBR’s current and former employees under contract or charter or bylaw requirements). Thereafter, Halliburton and KBR will each be responsible for their own fees, expenses and other costs.

KBR and Halliburton have agreed to provide to each other, upon request, information relating to the FCPA investigations to which the Halliburton indemnity applies. Until such time, if ever, that KBR exercises KBR’s right to assume control over the investigation, defense and/or settlement of these FCPA investigations, the attorneys, accountants, consultants or other advisors of the Halliburton board of directors or any special committee of independent directors thereof will, from time to time and upon reasonable request, brief KBR’s board of directors or any special committee of independent directors thereof formed for purposes of monitoring these FCPA investigations concerning the status of or issues arising under or relating to Halliburton’s investigation of the FCPA Matters and its defense and/or settlement of FCPA Matters. KBR also has agreed with Halliburton that each party is subject to the duty of good faith and fair dealing in the performance of such party’s rights and obligations under the master separation agreement.

A special committee of KBR’s board of directors, composed of members independent of Halliburton and KBR, will monitor, at KBR’s cost, the FCPA investigations by the SEC and the DOJ and other governments and governmental agencies, Halliburton’s investigation, defense and/or settlement thereof, and KBR’s cooperation with Halliburton. These directors will have access to separate advisors and counsel to assist in their monitoring, the cost of which will be borne by KBR. Any decision to take control over the investigation, defense and/or settlement, to refuse to agree to a settlement of FCPA Matters negotiated by Halliburton or to discontinue cooperation with Halliburton would be made by this independent committee.

Enforceability of Halliburton FCPA Indemnification. Under the indemnity with Halliburton with respect to FCPA Matters, KBR’s share of any liabilities for fines or other monetary penalties or direct monetary damages, including disgorgement, as a result of governmental claims or assessments relating to FCPA Matters would be funded by Halliburton and would not be borne by KBR or KBR’s public stockholders. KBR’s indemnification from Halliburton for FCPA Matters may not be enforceable as a result of being against governmental policy. KBR believes that the proposed Halliburton indemnification does not contravene the terms of any statutes, rules, regulations, or policies on indemnity for securities law violations promulgated by the SEC or Congress, and KBR has stated it will vigorously defend the enforceability of the indemnification. However, the SEC, the DOJ and/or a court of competent jurisdiction may not agree that the indemnification from Halliburton is enforceable.

Barracuda-Caratinga Indemnification. Halliburton has agreed to indemnify KBR and any of KBR’s greater than 50%-owned subsidiaries as of the date of the master separation agreement for all out-of-pocket cash costs and expenses, or cash settlements or cash arbitration awards in lieu thereof, KBR may incur after the effective date of the master separation agreement as a result of the replacement of the subsea flow-line bolts installed in connection with the Barracuda-Caratinga project, which are referred to as “B-C Matters.” The Halliburton indemnity will not cover, and KBR will be responsible for, all other losses in connection with the Barracuda-Caratinga project. These other losses include, but are not limited to, warranty claims on the Barracuda-Caratinga project, damage claims as a result of any failure on the Barracuda-Caratinga vessels and other losses relating to certain third party claims, losses that are special, indirect, derivative or consequential in nature, losses relating to alleged or actual damage to KBR’s business or reputation, losses or adverse effect on KBR’s cash flow, assets, goodwill, results of operations, business, prospects, profits or business value, whether present or future, or alleged or actual adverse consequences in obtaining, continuing or terminating of financing for current or future projects.

KBR will at its cost continue to control the defense, counterclaim and/or settlement of B-C Matters, but Halliburton will have discretion to determine whether to agree to any settlement or other resolution of these matters. Halliburton has the right to assume control over the defense, counterclaim and/or settlement of B-C Matters at any time. If Halliburton assumes control over the defense, counterclaim and/or settlement of B-C Matters, and KBR refuses a settlement proposed by Halliburton, Halliburton may terminate the indemnity relating to B-C Matters. KBR has agreed to inform and disclose promptly to Halliburton any developments, communications or negotiations between KBR, on the one hand, and Petrobras and its affiliates or any third party, on the other hand, with respect to B-C Matters, except as prohibited by law or legal restraint. Halliburton may terminate the indemnity relating to B-C Matters upon a material breach by KBR of its obligations to cooperate with Halliburton or upon KBR’s entry into a settlement of any claims relating to B-C Matters without Halliburton’s consent.

KBR has agreed at its cost to disclose to Halliburton any developments, negotiation or communication with respect to B-C Matters. KBR will be entitled to retain the cash proceeds of any arbitration award entered in KBR’s favor or in favor of Halliburton, or any cash settlement or compromise in lieu thereof (other than with respect to recovery of Halliburton’s attorneys’ fees or recovery of cash costs and expenses advanced to KBR by Halliburton pursuant to Halliburton’s indemnity for B-C Matters). KBR has agreed with Halliburton that no settlement by KBR of any claims relating to B-C Matters effected without the prior written consent of Halliburton will be binding on Halliburton. KBR has also agreed with Halliburton that no settlement by Halliburton of any claims relating to B-C Matters that is effected without KBR’s prior written consent will be binding on KBR.

Until such time, if ever, that Halliburton exercises its right to assume control over the defense, counterclaim and/or settlement of B-C Matters, KBR, at its sole expense, will bear all legal and non-legal expenses incurred on behalf of Halliburton and KBR in the defense, counterclaim and/or settlement of B-C Matters.

Bidding Practices Investigations

The master separation agreement provides that both Halliburton and KBR will use their respective reasonable best efforts to assist each other in fully cooperating with certain ongoing bidding practices investigations, and the defense and/or settlement of any claims made by governmental authorities relating to or arising out of such investigations, although Halliburton’s indemnity to KBR does not apply to liabilities, if any, for fines, monetary damages or other potential losses arising out of the bidding practices investigations. KBR and Halliburton have agreed, for the term of the master separation agreement and with respect to the bidding practices investigations, to provide each other with access to relevant information, to preserve, maintain and retain relevant documents and records, to make available and encourage the cooperation of personnel and to inform each other of relevant developments, communications or negotiations.

Corporate Governance

The master separation agreement also contains several provisions regarding KBR’s corporate governance that apply for so long as Halliburton owns specified percentages of KBR’s common stock. KBR will use its reasonable best efforts to avail itself of exemptions from certain corporate governance requirements of the New York Stock Exchange while Halliburton owns a majority of KBR’s outstanding voting stock. As permitted under these exemptions, KBR has agreed that, so long as Halliburton owns a majority of KBR’s voting stock, Halliburton will have the right to:

•	designate for nomination by KBR’s board of directors, or a nominating committee of the board, a majority of the members of the board, including KBR’s chairman; and
•
designate for appointment by the board of directors at least a majority of the members of any committee of KBR’s board of directors (other than the audit committee or a special committee of independent directors).

If Halliburton’s beneficial ownership of KBR’s common stock is reduced to a level of at least 15% but less than a majority of KBR’s outstanding voting stock, Halliburton will have the right to:

•	designate for nomination a number of directors proportionate to its voting power; and
•
designate for appointment by the board of directors at least one member of any committee of KBR’s board of directors, to the extent permitted by law or stock exchange requirements (other than the audit committee or a special committee of independent directors).

KBR has also agreed to use its reasonable best efforts to cause Halliburton’s nominees to be elected.

Pursuant to the master separation agreement, for so long as Halliburton beneficially owns a majority of KBR’s outstanding voting stock, KBR’s board of directors will have an executive committee consisting solely of Halliburton designees. If Halliburton’s beneficial ownership is reduced to less than a majority but at least 15% of KBR’s outstanding voting stock, Halliburton will be entitled to designate at least one Halliburton designee to the executive committee. The executive committee will exercise the authority of the board of directors when the full board of directors is not in session in reviewing and approving the analysis, preparation and submission of significant project bids; managing the review, negotiation and implementation of significant project contracts; and reviewing KBR’s business and affairs. In addition, as long as Halliburton beneficially owns a majority of KBR’s outstanding voting stock, Halliburton’s board of directors will review and approve all of KBR’s projects that have an estimated value in excess of $250 million.

KBR has agreed in the master separation agreement that, until the earlier to occur of a distribution by Halliburton to its stockholders of its stock in KBR or the date that Halliburton ceases to control KBR for U.S. tax purposes, KBR will not, without Halliburton’s prior written consent, issue any stock, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for KBR’s stock, if such issuance would cause Halliburton to fail to control KBR within the meaning of Section 368(c) of the Internal Revenue Code, cause Halliburton to fail to satisfy the stock ownership requirements of Section 1504(a)(2) of the Internal Revenue Code with respect to KBR, or cause a change of control under the provisions of Section 355(e) of the Internal Revenue Code. KBR has also agreed that, until the earliest to occur of a distribution by Halliburton to its stockholders of its stock in KBR or the date that Halliburton ceases to control KBR for U.S. tax purposes, KBR will refrain from issuing any of KBR’s stock (or any securities, options, warrants or rights convertible into or exercisable or exchangeable for KBR’s stock) in settlement of any award pursuant to any stock option or other executive or employee benefit or compensation plan maintained by KBR, including without limitation any restricted stock unit, phantom stock, option or stock appreciation right.

KBR has also agreed that for so long as Halliburton owns 15% or more of KBR’s outstanding voting stock, KBR will not make discretionary changes to KBR’s accounting principles and practices, and KBR will not select a different accounting firm than Halliburton’s, which is currently KPMG LLP, to serve as KBR’s independent registered public accountants.

KBR has agreed to grant to Halliburton a continuing subscription right to purchase from KBR, at the times set forth in the master separation agreement:

•	such number of shares of KBR’s voting stock as is necessary to allow Halliburton to maintain its then-current voting percentage; and
•
such number of shares of KBR’s non-voting stock as is necessary to allow Halliburton to maintain its then-current ownership percentage (or 80% of the shares of each new class of non-voting stock that KBR may issue in the future).

The subscription right terminates, with respect to KBR’s voting stock, if Halliburton owns less than 80% of KBR’s outstanding voting stock at any time and, with respect to KBR’s non-voting stock, if Halliburton owns less than 80% of KBR’s non-voting stock at any time. The subscription right does not apply with respect to, among other things, certain issuances of shares by KBR pursuant to any stock option or other employee benefit plan to the extent the issuance would not result in Halliburton’s loss of control over KBR within the meaning of Section 368(c) of the Internal Revenue Code, Halliburton’s failure to satisfy stock ownership requirements of Section 1504(a)(2) of the Internal Revenue Code with respect to KBR, or a change of control under the provisions of Section 355(e) of the Internal Revenue Code.

Halliburton may transfer all or any portion of its contractual corporate governance rights described above to a transferee from Halliburton which holds at least 15% of KBR’s outstanding voting stock.

KBR has agreed that, for so long as Halliburton beneficially owns a majority of KBR’s outstanding voting stock, KBR will consistently implement and maintain Halliburton’s business practices and standards with respect to internal controls and the Halliburton Code of Business Conduct.

Halliburton has also agreed, for so long as Halliburton owns at least 20% or more of KBR’s outstanding voting stock, to renounce, to the fullest extent permitted by applicable law, any and all rights it may have with respect to each investment, commercial activity or other opportunity that is a “restricted opportunity” (as such term is defined in KBR’s certificate of incorporation).

Credit Support Instruments

In the ordinary course of KBR’s business, KBR enters into letters of credit, surety bonds, performance guarantees, financial guarantees and other credit support instruments. Prior to KBR’s separation from Halliburton, Halliburton and certain of its affiliates agreed to be primary or secondary obligors on most of KBR’s currently outstanding credit support instruments. KBR and Halliburton have agreed that these credit support instruments will remain in full force and effect until the earlier of: (1) the expiration of such instrument in accordance with its terms or the release of such instrument by KBR’s customer, or (2) the termination of the project contract to which such instrument relates or the termination of KBR’s obligations under the contract.

In addition, KBR and Halliburton have agreed that until December 31, 2009, Halliburton will provide or cause to be provided additional guarantees and indemnification or reimbursement commitments, or extensions of existing guarantees and indemnification or reimbursement commitments, for KBR’s benefit in connection with (a) letters of credit necessary to comply with KBR’s EBIC contract, KBR’s Allenby & Connaught contract and all other contracts that were in place as of December 15, 2005; (b) surety bonds issued to support new task orders pursuant to the Allenby & Connaught contract, two existing job order contracts for KBR’s G&I segment and all other contracts that KBR had in place as of December 15, 2005; and (c) performance guarantees in support of these contracts.

KBR has agreed to use its reasonable best efforts to attempt to release or replace Halliburton’s liability under the outstanding credit support instruments and any additional credit support instruments for which Halliburton may become liable following KBR’s initial public offering for which such release or replacement is reasonably available. For so long as Halliburton or its affiliates remain liable with respect to any credit support instrument, KBR has agreed to pay the underlying obligation as and when it becomes due. KBR has agreed to indemnify Halliburton for all liabilities in connection with KBR’s outstanding credit support instruments and any additional credit support instruments relating to KBR’s business for which Halliburton may become obligated following KBR’s initial public offering. Furthermore, KBR has agreed to pay a carry charge for continuance of Halliburton’s obligations with respect to KBR’s letters of credit and surety bonds. For so long as any letter of credit for which Halliburton may be obligated remains outstanding prior to December 31, 2009, KBR will pay to Halliburton a quarterly carry charge for continuance of the letters of credit equal to the sum of: (i) 0.40% per annum of the then outstanding aggregate principal amount of all letters of credit for such quarter meeting the definition of “Performance Letters of Credit” or “Commercial Letters of Credit” (as such terms are defined by KBR’s revolving credit agreement), and (ii) 0.80% per annum of the then outstanding aggregate principal amount of all letters of credit constituting financial letters of credit for such quarter. Thereafter, following December 31, 2009, these quarterly carry charges for letters of credit will increase to 0.90% per annum and 1.65% per annum, respectively. For so long as any surety bond for which Halliburton may be obligated remains outstanding prior to December 31, 2009, KBR will pay to Halliburton a quarterly carry charge for continuance of the surety bonds equal to 0.25% per annum of the then outstanding aggregate principal amount of such surety bonds for such quarter. Thereafter, following December 31, 2009, the quarterly carry charge for continuance of surety bonds increases to 0.50% per annum.

The master separation agreement provides that, except in connection with the existing credit support instruments, any additional credit support instruments relating to KBR’s business described above for which Halliburton may become obligated, or as otherwise contemplated by KBR’s cash management arrangement with Halliburton and KBR’s intercompany notes with Halliburton, Halliburton will have no obligation to, but may at its sole discretion, provide or continue any credit support to, or advance any funds to or on behalf of, KBR following the completion of KBR’s initial public offering.

Dispute Resolution

The master separation agreement contains provisions that govern the resolution of disputes, controversies or claims that may arise between KBR and Halliburton under the master separation agreement and the related ancillary agreements, or between KBR and Halliburton for a period of ten years after completion of KBR’s initial public offering relating to KBR’s commercial or economic relationship to Halliburton. These provisions contemplate that efforts will be made to resolve disputes by escalation of the matter to senior management representatives of KBR and Halliburton who have not previously been directly engaged in the dispute. If such efforts are not successful, either KBR or Halliburton may submit the dispute to final, binding arbitration.

Expenses

Except as otherwise provided in the master separation agreement, the ancillary agreements or any other agreement between KBR and Halliburton relating to the separation or KBR’s initial public offering, Halliburton will pay all out-of-pocket costs and expenses incurred in connection with the separation of KBR’s business from Halliburton, KBR’s initial public offering, and any future distribution of KBR shares to Halliburton’s stockholders, and in connection with preparing the master separation agreement and the ancillary agreements. KBR will pay all underwriting fees, discounts and commissions and other direct costs incurred in connection with KBR’s initial public offering.

Other Agreements

The master separation agreement provides that KBR will continue to perform certain contracts relating to Halliburton’s energy services group and that Halliburton will continue to perform certain contracts relating to KBR’s business, with the benefits, liabilities and costs of such performance to be for the account of, respectively, Halliburton and KBR. The master separation agreement also contains provisions relating to, among other matters, confidentiality and the exchange of information, provision of financial information and assistance with respect to financial matters, preservation of legal privileges and the production of witnesses, cooperation with respect to the investigation, litigation, defense and/or settlement of certain litigation, and a one-year mutual agreement to refrain from soliciting for employment the current employees of KBR or Halliburton, as applicable.

Tax Sharing Agreement

KBR has entered into a tax sharing agreement with Halliburton to govern the allocation of U.S. income tax liabilities and to set forth agreements with respect to other tax matters. Under the Internal Revenue Code, KBR will cease to be a member of the Halliburton consolidated group (a deconsolidation) if at any time Halliburton owns less than 80% of the vote or 80% of the value of KBR’s outstanding capital stock, whether by issuance of additional shares by KBR, by Halliburton’s sale of KBR’s stock, by Halliburton’s spin-off distributions of KBR’s stock, by Halliburton’s split-off offerings of KBR’s stock or by a combination of these transactions. Halliburton will be responsible for filing any U.S. income tax returns required to be filed for any company or group of companies of the Halliburton consolidated group through the date of the deconsolidation. Halliburton will also be responsible for paying the taxes related to the returns it is responsible for filing. KBR will pay Halliburton KBR’s allocable share of such taxes. KBR is obligated to pay Halliburton for the utilization of net operating losses, if any, generated by Halliburton prior to the deconsolidation to offset KBR’s consolidated federal income tax liability.

Halliburton will determine all tax elections for tax periods during which KBR is a member of the Halliburton consolidated group consistent with past practice. KBR will prepare and file all tax returns required to be filed by KBR and pay all taxes related to such returns for all tax periods after KBR ceases to be a member of the Halliburton consolidated group.

Generally, if there are tax adjustments related to KBR arising after the deconsolidation date, which relate to a tax return filed for a pre-deconsolidation period, KBR will be responsible for any increased taxes and KBR will receive the benefit of any tax refunds. KBR has agreed to cooperate with and assist Halliburton in any tax audits, litigation or appeals that involve, directly or indirectly, tax returns filed for pre-deconsolidation periods and to provide Halliburton with information related to such periods. KBR and Halliburton have agreed to indemnify each other for any tax liabilities resulting from the failure to pay any amounts due under the terms of the tax sharing agreement.

KBR and Halliburton have agreed that, except as described in the following paragraph, any and all taxes arising from KBR’s deconsolidation with the Halliburton consolidated group will be the responsibility of Halliburton. KBR has also agreed that KBR will elect to not carry back net operating losses KBR generates in KBR’s tax years after deconsolidation to tax years when KBR was part of the Halliburton consolidated group. KBR may utilize such net operating losses in KBR’s tax years after deconsolidation (subject to the applicable carryforward limitation periods) but only to the extent of KBR’s income in such tax years.

If Halliburton distributes KBR’s stock to its stockholders, KBR and Halliburton will be required to comply with representations that are made to Halliburton’s tax counsel in connection with the tax opinion expected to be issued to Halliburton regarding the tax-free nature of the distribution of KBR’s stock by Halliburton to Halliburton stockholders. In addition, KBR and Halliburton will be required to comply with representations that are made to the Internal Revenue Service in connection with Halliburton’s request for a private letter ruling with respect to the distribution. Further, KBR has agreed not to enter into transactions for two years after the distribution date that would result in a more than immaterial possibility of a change of control of KBR pursuant to a plan unless a ruling is obtained from the Internal Revenue Service or an opinion is obtained from a nationally recognized law firm that the transaction will not affect the tax-free nature of the distribution. For these purposes, certain transactions are deemed to create a more than immaterial possibility of a change of control of KBR pursuant to a plan, and thus require such a ruling or opinion, including, without limitation, the merger of KBR with or into any other corporation, stock issuances (regardless of size) other than in connection with KBR employee incentive plans, or the redemption or repurchase of any of KBR’s capital stock (other than in connection with future employee benefit plans or pursuant to a future market purchase program involving 5% or less of KBR’s publicly traded stock). If KBR takes any action which results in the distribution becoming a taxable transaction, KBR will be required to indemnify Halliburton for any and all taxes incurred by Halliburton or any of its affiliates, on an after-tax basis, resulting from such actions.

Depending on the facts and circumstances, if Halliburton distributes KBR’s stock to its stockholders, the distribution may be taxable to Halliburton if KBR undergoes a 50% or greater change in stock ownership within two years after any distribution. Under the tax sharing agreement, Halliburton is entitled to reimbursement of any tax costs incurred by Halliburton as a result of a change in control of KBR after any distribution. Halliburton would be entitled to such reimbursement even in the absence of any specific action by KBR, and even if actions of Halliburton (or any of its officers, directors or authorized representatives) contributed to a change in control of KBR. Actions by a third party after any distribution causing a 50% or greater change in KBR’s stock ownership could also cause the distribution by Halliburton to be taxable and require reimbursement by KBR.

ITEM 9.01.    Financial Statements and Exhibits.
           (d) Exhibits.

10.1   Master Separation Agreement between Halliburton Company and KBR, Inc. dated as of November 20, 2006.

10.2  Tax Sharing Agreement, dated as of January 1 , 2006, by and between Halliburton Company, KBR Holdings LLC,        and  KBR, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: November 27, 2006	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Senior Vice President and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1    Master Separation Agreement between Halliburton Company and KBR, Inc. dated as of November 20, 2006.

10.2   Tax Sharing Agreement, dated as of January 1 , 2006, by and between Halliburton Company, KBR Holdings LLC, and KBR, Inc.